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PROSPECTUS SUPPLEMENT                          This Prospectus Supplement, filed
FOR THE PERIOD ENDING                          pursuant to Rule 424(b)(3),
JUNE 30, 1997 TO                               relates to Registration Statement
PROSPECTUS DATED                               33-54804-01 and the Prospectus
OCTOBER 19, 1993                               dated October 19, 1993



                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 15, 1997


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                            0-23108                 Not Applicable
--------                            -------                 --------------
(State of                           (Commission             (IRS Employer
organization)                       File Number)            Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                         19720
----------------------------------------------------
(Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code: (302) 323-7184



                                 Not Applicable
                 ----------------------------------------------
                 (Former address, if changed since last report)

                                  Page 1 of 90
                         Index to Exhibits is on page 6

Item 5.  Other Events

A)  Series 1993-1:
On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)  Series 1993-2:
On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)  Series 1993-3:
On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)  Series 1994-1:
On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1994-1, which is attached as Exhibit 20(d) hereto.

E)  Series 1994-2:
On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(e) hereto.

F)  Series 1994-3:
On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(f) hereto.

G)  Series 1994-A:
On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(g) hereto.

H)  Series 1995-1:
On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(h) hereto.

I)  Series 1995-2:
On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (i) hereto.

J)  Series 1995-3:
On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(j) hereto.

K)  Series 1996-1:
On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(k) hereto.

L)  Series 1996-2:

On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(l) hereto.

M)  Series 1996-3:
On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the June 1997 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(m) hereto.

N)  Series 1996-4:
On July 15, 1997 the Registrant made available the Monthly Certificateholders Statement for the June 1997 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(n) hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.       Description
-----------       -----------

20(a)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1993-1.

20(b)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1993-2.

20(c)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1993-3.

20(d)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1994-1.

20(e)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1994-2.

20(f)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1994-3.

20(g)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1994-A.

20(h)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1995-1.

20(i)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1995-2.

20(j)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1995-3.

20(k)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1996-1.

20(l)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1996-2.

20(m)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1996-3.

20(n)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1996-4.

                                   SIGNATURES

   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          DISCOVER CARD MASTER TRUST I
                                  (Registrant)

                           By: GREENWOOD TRUST COMPANY
                               as originator of the Trust


                           By: John J. Coane
                              -------------------------------------
                               John J. Coane
                               Vice President, Director of
                               Accounting and Treasurer


Date: July 15, 1997

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
20(a)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1993-1.

20(b)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1993-2.

20(c)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1993-3.

20(d)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1994-1.

20(e)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1994-2.

20(f)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1994-3.

20(g)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1994-A.

20(h)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1995-1.

20(i)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1995-2.

20(j)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1995-3.

20(k)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1996-1.

20(l)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1996-2.

20(m)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1996-3.

20(n)             Monthly Certificateholders' Statement, related to the Due
                  Period ending June 30, 1997, for Series 1996-4.